EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS
We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-107709) of The GEO Group, Inc. in the related Prospectus, the Registration Statement (Form S-3 No. 333-111003) and in the related Prospectus, the Registration Statement (Form S-8 No. 333-79817) pertaining to the 1999 Stock Option Plan, the Registration Statement (Form S-8 No. 333-17265) pertaining to the Employees’ 401 (k) and Retirement Plan, the Registration Statement (Form S-8 No. 333-09977) pertaining to the Wackenhut Corrections Corporation Stock Option Plan, and the Registration Statement (Form S-8 No. 333-09981) pertaining to the Nonemployee Director Stock Option Plan of Wackenhut Corrections Corporation of our report dated March 14, 2006, with respect to the consolidated financial statements and schedule of The GEO Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

West Palm Beach, Florida
February 27, 2007